                                  FORM B C A-47

                  BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE
                     SURE TO READ CAREFULLY THE INSTRUCTIONS
                              ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,                                   )
                                                     ) ss.
COOK COUNTY                                          )

TO ALAN J. DIXON, Secretary of State

The undersigned,

                                                     Address
Name               Number           Street            City          State

Jack Holcomb      55 East Monroe St., Suite 4100     Chicago ,    Illinois


being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is: Tri-M, Inc.

                                   ARTICLE TWO

The ADDRESS of its initial registered office in the State of Illinois is: 55 E. Monroe St., Suite 4100, in the city of Chicago (60603) County of Cook and the NAME of its initial Registered Agent at SAID ADDRESS is: Michael E. C. Moss

                                  ARTICLE THREE

The duration of the corporation is: Perpetual

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

         To conduct a general manufacturing business, to design, produce, manufacture, sell and distribute articles fabricated from metals, woods, plastics and other substances or combinations thereof; to design and product tools, dies, jigs, and fixtures, and to perform such other similar or connected business as the corporation might from time to time see fit to engage in;

         To buy, sell, franchise, lease as lessor or lessee, own, use, convey, and deal in and with goods, wares, merchandise and personal and real property or any interest therein;

         To acquire, own, use convey and otherwise dispose of and deal in real property or any interest therein;

         To engage in any lawful act or activities for which corporations may be organized under the Illinois Business Corporation Act, relative to the foregoing.

                                  ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 1,000, divided into One (1) classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

          Series        Number of   Par value per share or statement that shares
Class     (If any)       Shares              are without par value

Common    None           1,000               $1.00 par value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                   none

                                   ARTICLE SIX

         The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                 Total consideration to be
       Class of Shares     Number of shares           received therefor:

       Common                      1,000         $1,000.00

                                  ARTICLE SEVEN

         The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.


                                  ARTICLE EIGHT

          The number of directors to be elected at the first meeting of the shareholders is: Three (3)


                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $__________ PARAGRAPH 2: It is estimated that the value of all property to be located within the State of Illinois during the following year will be $__________
PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $__________ PARAGRAPH 4: it is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $__________

         NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted as or from places of business in this Tate, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called from in Article Nine need not be stated.

                               /s/  Jack Holcomb               ) Incorporators
                               --------------------------------

         NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

                                          OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS          )
                           ) ss.
COOK COUNTY                )

         I, THERESE COUGHLAN, A Notary Public, do hereby certify that on the 6th day of July 1979 Jack Holcomb personally appeared before me being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statement therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

         Place
     (NOTARIAL SEAL)                                  /s/ Therese Coughlan
                                                      -----------------------
         Here)                                         Notary Public

                                    JIM EDGAR
                               Secretary of State
                                State of Illinois

                              ARTICLES OF AMENDMENT


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE       The name of the corporation is ATWOOD INDUSTRIES, INC.(Note 1)

ARTICLE TWO                The following amendment of the Articles of
                           Incorporation was adopted on May 19, 1987 in the manner indicated below. ("X" one box only.)

                 / / By a majority of the incorporation, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

                 / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action bot being required for the adoption of the amendment; (Note 3)

                 / / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

                  |X|      By the shareholders, in accordance with Sections
                           10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Note 4)

                 / /       By the shareholders, in accordance with Sections
                           10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 4)

                               (INSERT AMENDMENT)

(any article being amended in required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)



--------------------------------------------------------------------------------
                                   (new Name)


                  All changes other than name include on page 2
                                     (over)

                                     PAGE 2
                                   RESOLUTION

1. Present class of common stock consisting of 1,000 shares of authorized stock have a par value of $1.00 per share is hereby deleted.

2. A new class of common stock is hereby created consisting of 3,000,000 shares of common stock without par value.

3. The 1,000 issued shares of the common stock deleted by resolution 1. above shall be exchanged at the ratio of 1 share of $1.00 par value common stock for 2,000 shares of the new no par value common stock, and the $1.00 par value common stock so exchanged is cancelled.

ARTICLE THREE The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

                           One share of $1.00 par value common stock surrendered for each 2,000 shares of no par value common stock issued.

AMENDMENT                  FOUR (a) The manner, if not set forth in the
                           amendment, in which said amendment effects a change in the amount of paid-in capital* is as follows: (IF
                           NOT APPLICABLE, INSERT "NO CHANGE")

                           no change

                           (b) The amount of paid-in capital* as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

                           no change



                                           Before Amendment     After Amendment

                 Paid-in Capital           $_______________     $______________

          The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated: May 19, 1987                           ATWOOD INDUSTRIES, INC.

attested by  /s/ R. Steven Holdeman           by   /s/ John R. Henriksen
             ------------------------------        ----------------------------
             R. Steven Holdeman, Secretary         John R. Henriksen, President


* "Paid-in Capital" replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.

       -------------------
         STATEMENT OF
            CHANGE
      OF REGISTERED AGENT
       AND/OR REGISTERED
            OFFICE
      --------------------



1.       CORPORATE NAME: ATWOOD INDUSTRIES, INC.

2.       STATE OR COUNTRY OF INCORPORATION: ILLINOIS

3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

         Registered Agent      John R. Beuster

         Registered Office     1400 Eddy Avenue
                               Rockford, Illinois 61103        Winnebago County

4. Name and address of the registered agent and registered office shall be (after all changes herein reported):

         Registered Agent      Robert A. Pickering

         Registered Office     4750 Hiawatha Avenue
                               Rockford, Illinois 61103-1298   Winnebago County

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: ("X" one box only)
         a.   o    By resolution duly adopted by the board of directors (Note 5)

         b.   o    by action of the registered agent                    (Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7.      (IF AUTHORIZED BY THE BOARD OF DIRECTORS, SIGN HERE. SEE NOTE 5)

         The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated:   November 12, 1997              ATWOOD INDUSTRIES, INC.

attested by: /s/ Joseph A. Robinson         by  /s/ James O. Futterknecht, Jr.
             ----------------------------   ------------------------------------
            Joseph A. Robinson, Secretary  James O. Futterknecht, Jr., President

(If change of registered office by registered agent, sign here.  See Note 6)

         The undersigned, under penalties of perjury, affirms that the facts stated herein are true.


Dated:   ____________________, 19___  ________________________________________
                                      (Signature of Registered Agent of Record)

                                      NOTES

1. The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2. The registered office must include a street or road address; a post office box number alone is not acceptable.

3.       A corporation cannot act as it sown registered agent.

4. If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5. Any change of REGISTERED AGENT must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6. The registered agent may report a change of the REGISTERED OFFICE of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.